Exhibit 99.(h)(5)

John Hancock Investment Management LLC 200 Berkeley Street Boston, MA 02116
June 25, 2020
To the Trustees of
John Hancock Funds
200 Berkeley Street
Boston, MA 02116
Re:	Expense Limitation Letter Agreement and Voluntary Expense Limitation Notice

With reference to each of the Advisory Agreements approved by the Board or entered into by and between John Hancock Investment Management LLC (formerly, John Hancock Advisers, LLC and hereinafter, the “Adviser”) and each of the trusts listed in Appendix A to this letter (each, a “Trust” and collectively, the “Trusts”), on behalf of each of their respective series listed in Appendix A (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1.  The Adviser agrees to contractually waive its advisory fees or, to the extent necessary, reimburse other expenses of each Fund as set forth in Appendix B, Appendix C, Appendix D, Appendix E, and Appendix F hereto.

2.  The Adviser agrees to voluntarily waive its advisory fees or, to the extent necessary, reimburse other expenses of each Fund as set forth in Appendix G, Appendix H and Appendix I hereto.

3.  We understand and intend that the Trusts will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statement on Form N-1A for the Trusts and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trusts so to rely.

Very truly yours,

JOHN HANCOCK INVESTMENT MANAGEMENT LLC

By:	/s/ Jeffrey H. Long
Jeffrey H. Long
Chief Financial Officer

Agreed and Accepted
on behalf of each applicable Trust listed in Appendix A

By:	/s/ Charles A. Rizzo
Charles A. Rizzo
Chief Financial Officer

A copy of the document establishing each Trust is filed with the Secretary of The Commonwealth of Massachusetts.  This Agreement is executed by the officer in his capacity as such and not as an individual and is not binding upon any of the Trustees, officers or shareholders of the Trusts individually but only upon the assets of the Funds.

APPENDIX A
TRUSTS and Funds
JOHN HANCOCK BOND TRUST
John Hancock ESG Core Bond Fund
John Hancock Government Income Fund
John Hancock High Yield Fund
John Hancock Investment Grade Bond Fund
John Hancock Short Duration Bond Fund
JOHN HANCOCK CALIFORNIA TAX-FREE INCOME FUND
John Hancock California Tax-Free Income Fund
JOHN HANCOCK CAPITAL SERIES
John Hancock Classic Value Fund
John Hancock U.S. Global Leaders Growth Fund
JOHN HANCOCK CURRENT INTEREST
John Hancock Money Market Fund
JOHN HANCOCK EXCHANGE-TRADED FUND TRUST
John Hancock Multifactor Consumer Discretionary ETF
John Hancock Multifactor Consumer Staples ETF
John Hancock Multifactor Developed International ETF
John Hancock Multifactor Emerging Markets ETF
John Hancock Multifactor Energy ETF
John Hancock Multifactor Financials ETF
John Hancock Multifactor Healthcare ETF
John Hancock Multifactor Industrials ETF
John Hancock Multifactor Large Cap ETF
John Hancock Multifactor Materials ETF
John Hancock Multifactor Media and Communications ETF
John Hancock Multifactor Mid Cap ETF
John Hancock Multifactor Small Cap ETF
John Hancock Multifactor Technology ETF
John Hancock Multifactor Utilities ETF

JOHN HANCOCK INVESTMENT TRUST
John Hancock Alternative Risk Premia Fund
John Hancock Balanced Fund
John Hancock Disciplined Value International Fund
John Hancock Diversified Macro Fund
John Hancock Diversified Real Assets Fund
John Hancock Emerging Markets Equity Fund
John Hancock ESG All Cap Core Fund
John Hancock ESG International Equity Fund
John Hancock ESG Large Cap Core Fund
John Hancock Fundamental Large Cap Core Fund
John Hancock Global Thematic Opportunities Fund

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John Hancock Infrastructure Fund
John Hancock International Dynamic Growth Fund
John Hancock Seaport Long/Short Fund
John Hancock Small Cap Core Fund

JOHN HANCOCK INVESTMENT TRUST II
John Hancock Financial Industries Fund
John Hancock Regional Bank Fund

JOHN HANCOCK MUNICIPAL SECURITIES TRUST
John Hancock High Yield Municipal Bond Fund
John Hancock Tax-Free Bond Fund
JOHN HANCOCK SOVEREIGN BOND FUND
John Hancock Bond Fund
JOHN HANCOCK STRATEGIC SERIES
John Hancock Income Fund

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APPENDIX B
Fund Level Contractual Limitation on Fund Level Expenses
For purposes of this Appendix:

The Adviser contractually agrees to reduce its management fee for the Fund or, if necessary, make payment to the Fund, in an amount equal to the amount by which the “Expenses” of the Fund exceed the percentage of average daily net assets (on an annualized basis) of the Fund as set forth in the table below. “Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (e) Rule 12b-1 fees, (f) transfer agent fees and service fees, (g) shareholder servicing fees, (h) borrowing costs, (i) prime brokerage fees, (j) acquired fund fees and expenses paid indirectly, and (k) short dividend expense.

“Expense Limit” means the percentage of a Fund’s average daily net assets (on an annualized basis) set forth below.
The current expense limitation agreement expires on the date specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Fund	Limit on Fund Level Expenses	Expiration Date of Expense Limit
Disciplined Value International Fund	0.88%	2/28/2021
Diversified Macro Fund	1.33%	2/28/2021
ESG All Cap Core Fund	0.81%	2/28/2021
ESG International Equity Fund	0.91%	2/28/2021
ESG Large Cap Core Fund	0.81%	2/28/2021
Global Thematic Opportunities Fund	0.84%	2/28/2021
International Dynamic Growth Fund	0.83%	2/28/2021
ESG Core Bond Fund	0.50%	9/30/2021[1]
Investment Grade Bond Fund	0.38%	9/30/2021[1]
Short Duration Bond Fund	0.29%	9/30/2021[1]

1 At the June 23-25, 2020 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the renewal of the contractual limit on fund level expenses for ESG Core Bond Fund (0.50%), Investment Grade Bond Fund (0.38%) and Short Duration Bond Fund (0.29%), each with an expiration date of September 30, 2021, each effective upon the current expiration date of September 30, 2020.

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APPENDIX C
Fund Level Contractual Limitation on Total Operating Expenses
For purposes of this Appendix:

The Adviser contractually agrees to reduce its management fee for the Fund or, if necessary, make payment to the Fund, in an amount equal to the amount by which the “Expenses” of the Fund exceed the percentage of average daily net assets (on an annualized basis) of the Fund as set forth in the table below. “Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (e) borrowing costs, (f) prime brokerage fees, (g) acquired fund fees and expenses paid indirectly, and (h) short dividend expense.

“Expense Limit” means the percentage of a Fund’s average daily net assets (on an annualized basis) set forth below.
The current expense limitation agreement expires on the date specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Fund	Limit on Fund Level Expenses	Expiration Date of Expense Limit
John Hancock Multifactor Large Cap ETF	0.29%	8/31/2021
John Hancock Multifactor Mid Cap ETF	0.42%	8/31/2021
John Hancock Multifactor Consumer Discretionary ETF	0.40%	8/31/2021[1]
John Hancock Multifactor Consumer Staples ETF	0.40%	8/31/2021[1]
John Hancock Multifactor Developed International ETF	0.39%	8/31/2021
John Hancock Multifactor Emerging Markets ETF	0.49%	8/31/2021
John Hancock Multifactor Energy ETF	0.40%	8/31/2021[1]
John Hancock Multifactor Financials ETF	0.40%	8/31/2021[1]
John Hancock Multifactor Healthcare ETF	0.40%	8/31/2021[1]
John Hancock Multifactor Industrials ETF	0.40%	8/31/2021[1]
John Hancock Multifactor Materials ETF	0.40%	8/31/2021[1]
John Hancock Multifactor Media and Communications ETF	0.40%	8/31/2021[1]
John Hancock Multifactor Small Cap ETF	0.42%	8/31/2021
John Hancock Multifactor Technology ETF	0.40%	8/31/2021
John Hancock Multifactor Utilities ETF	0.40%	8/31/2021[1]

1 At the June 23-25, 2020 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the renewal of the contractual limit on total operating expenses for John Hancock Multifactor Consumer Discretionary ETF (0.40%); John Hancock Multifactor Consumer Staples ETF (0.40%); John Hancock Multifactor Energy ETF (0.40%); John Hancock Multifactor Financials ETF (0.40%); %); John Hancock Multifactor Healthcare ETF (0.40%); John Hancock Multifactor Industrials ETF (0.40%); John Hancock Multifactor Materials ETF (0.40%); John Hancock Multifactor Media and Communications ETF (0.40%); John Hancock Multifactor Technology ETF (0.40%); and John Hancock Multifactor Utilities ETF (0.40%), each with an expiration date of August 31, 2021, each effective upon the current expiration date of August 31, 2020.

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APPENDIX D
Class Level Contractual Total Operating Expense Limitations
For purposes of this Appendix:

“Expenses” means all the expenses of a class of shares of a Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest expense; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fees and expenses paid indirectly; (vi) borrowing costs; (vii) prime brokerage fees; (viii) short dividend expense; and (ix) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Fund.

“Expense Limit” means the percentage of average daily net assets (on an annualized basis) attributable to a class of shares of the Funds set forth below.
The Adviser contractually agrees to waive advisory fees or, if necessary, reimburse expenses or make payment to a specific class of shares of the Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below.  The current expense limitation agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.
The Expense Limit for the classes of shares of the Funds indicated below for the purposes of this Appendix shall be as follows:

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	Class	Class	Class	Class	Class	Class	Class	Class NAV	Expiration Date of Expense Limit
Fund	A	B	C	I	R2	R4	R6
Disciplined Value International Fund	N/A	N/A	N/A	0.98%	N/A	N/A	0.88%	N/A	2/28/2021
Fundamental Large Cap Core Fund	N/A	1.82%	1.82%	0.78%	N/A	N/A	N/A	N/A	2/28/2021
Global Thematic Opportunities Fund	1.19%	N/A	1.94%	0.94%	N/A	N/A	N/A	N/A	2/28/2021
Infrastructure Fund	1.31%	N/A	2.01%	1.00%	N/A	N/A	0.92%	0.92%	2/28/2021
Government Income Fund	0.98%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9/30/2021[1]
High Yield Fund	N/A	N/A	N/A	0.72%	N/A	N/A	N/A	N/A	9/30/2021[2]
High Yield Municipal Bond Fund	0.89%	1.64%	1.64%	0.74%	N/A	N/A	0.72%	N/A	9/30/2021[3]
Short Duration Bond Fund	0.65%	N/A	1.40%	0.40%	N/A	N/A	0.29%	N/A	9/30/2021[4]

1 At the June 23-25, 2020 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the renewal of the class level limit on total operating expenses for Government Income Fund for Class A Shares (0.98%), with an expiration date of September 30, 2021, effective upon the current expiration date of September 30, 2020.
2 At the June 23-25, 2020 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the renewal of the class level limit on total operating expenses for High Yield Fund for Class I Shares (0.72%), with an expiration date of September 30, 2021, effective upon the current expiration date of September 30, 2020.
3 At the June 23-25, 2020 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the addition of the class level limit on total operating expenses for High Yield Municipal Bond Fund for Class A (0.89%); Class B (1.64%); Class C (1.64%); Class I (0.74%); and Class R6 (0.72%) Shares, each with an expiration date of  September 30, 2021, each effective as of July 1, 2020.
4 At the June 23-25, 2020 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the renewal of the class level limit on total operating expenses for Short Duration Bond Fund for Class A (0.65%),Class C (1.40%), Class I (0.40%), and Class R6 (0.29%) Shares, with an expiration date of September 30, 2021, effective upon the current expiration date of September 30, 2020.

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APPENDIX E
Fund Level Contractual Limit on Other Expenses
For purposes of this Appendix:

The Adviser contractually agrees to reduce its management fee for the Fund or, if necessary, make payment to the Fund, in an amount equal to the amount by which the “Expenses” of the Fund exceed the percentage of average daily net assets (on an annualized basis) of the Fund as set forth in the table below. “Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (e) advisory fees, (f) Rule 12b-1 fees, (g) transfer agent fees and service fees, (h) shareholder servicing fees, (i) borrowing costs, (j) prime brokerage fees, (k) acquired fund fees and expenses paid indirectly, and (l) short dividend expense.

“Expense Limit” means the percentage of a Fund’s average daily net assets (on an annualized basis) set forth below.
The current expense limitation agreement expires on the date specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Fund	Limit on Other Expenses	Expiration Date of Expense Limit

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APPENDIX F
Fund Level Contractual Investment Management Fee Waivers
The Adviser agrees to reduce John Hancock Diversified Real Assets Fund’s management fee by an annual rate of 0.05% of the Fund’s average daily net assets.  The reduction will continue until at least July 31, 2021.

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APPENDIX G
Class Level Voluntary Total Operating Expense Limitations*

For purposes of this Appendix:

“Expenses” means all the expenses of a class of shares of the Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest expense; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fees and expenses paid indirectly; (vi) short dividend expense; and (vii) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Fund.

“Expense Limit” means the percentage of average daily net assets (on an annualized basis) attributable to a class of shares of the Fund set forth below.
The Adviser voluntarily agrees to waive advisory fees or, if necessary, reimburse expenses or make payment to a specific class of shares of the Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below.
The Expense Limit for the classes of shares of the Fund indicated below for the purposes of this Appendix shall be as follows:

Fund	Classes A	B	C	I	R1	R2	R3	R4	R5	R6
N/A
*These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust

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APPENDIX H
Fund Level Voluntary Limit on Other Expenses*
For purposes of this Appendix:

The Adviser voluntarily agrees to reduce its management fee for the Fund or, if necessary, make payment to the Fund, in an amount equal to the amount by which the “Other Expenses” of the Fund exceed the percentage of average daily net assets (on an annualized basis) of the Fund as set forth in the table below. “Other Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (e) investment management fees, (f) Rule 12b-1 fees, (g) transfer agent fees and service fees, (h) shareholder servicing fees, (i) borrowing costs, (j) prime brokerage fees, (k) acquired fund fees and expenses paid indirectly, and (l) short dividend expense.

Fund	Limit on Other Expenses
Balanced Fund	0.20%
Classic Value Fund	0.20%
Emerging Markets Equity Fund	0.25%
Financial Industries Fund	0.20%
Fundamental Large Cap Core Fund	0.20%
Infrastructure Fund	0.25%
Regional Bank Fund	0.20%
Seaport Long/Short Fund	0.20%
Small Cap Core Fund	0.20%
U.S. Global Leaders Growth Fund	0.20%
Bond Fund	0.15%
California Tax-Free Income Fund	0.15%
Government Income Fund	0.15%
High Yield Fund	0.15%
High Yield Municipal Bond Fund	0.15%
Income Fund	0.15%
Tax-Free Bond Fund	0.15%
Money Market Fund	0.15%
*    These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

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APPENDIX I
Voluntary Money Market Fund Expense Limitation Agreement
For John Hancock Money Market Fund, the Adviser and its affiliates may voluntarily waive a portion of their fees (including, but not limited to, distribution and service (Rule 12b‑1) fees) and/or reimburse certain expenses to the extent necessary to assist the Fund in attempting to avoid a negative yield.  In addition, the Adviser and its affiliates have voluntarily agreed to waive a portion of their fees (including, but not limited to, Rule 12b-1 fees) and/or reimburse certain expenses to the extent necessary to assist the fund in attempting to achieve a positive yield. These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

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